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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement under the Investment Company Act of 1940 of Master Basic Value Trust on Form N-1A of our report dated September 27, 2000, appearing in Part B of this Registration Statement. We also consent to the use of our report dated August 10, 2000, which appears in the Annual Report of Merrill Lynch Basic Value Fund, Inc., which is incorporated by reference in Part B of this Registration Statement. We also consent to the reference to us under the heading "FINANCIAL HIGHLIGHTS", which is included in Post-Effective Amendment No.29 to Registration Statement No.2-58521 on Form N-1A of Merrill Lynch Basic Value Fund, Inc., which is also incorporated by reference in Part B of this Registration Statement. We further consent to the use of our report dated September 7, 2000, which is included in Pre-Effective Amendment No. 2 to Registration Statement No. 333-38060 on Form N-1A of Mercury Basic Value Fund Inc., which is incorporated by reference in Part B of the Registration Statement.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 9, 2000